UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 25, 2007

Weingarten Realty Investors

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

                     1-9876                                                                   74-1464203

                            (Commission File Number)                (IRS Employer Identification No.)

2600 Citadel Plaza Drive, Suite 300, Houston, Texas                                   77008

    (Address of Principal Executive Offices)                                                                                                            (Zip Code)

(713) 866-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2007, Weingarten Realty Investors (the "Company") entered into a Purchase Agreement dated September 24, 2007 (the "Purchase Agreement") with Wachovia Investment Holdings, LLC ("Wachovia").  See Item 3.02 below for more information relating to the Purchase Agreement the contents of which are incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On September 25, 2007, the Company issued 8,000,000 Series G Depositary Shares, each representing 1/100 of the Company’s Adjustable Rate Series G Cumulative Redeemable Preferred Shares, $0.03 par value (the “Series G Depositary Shares”), in a private placement at a price of $25.00 per depositary share for an aggregate price of $200,000,000 pursuant to the terms and conditions of the Purchase Agreement.  Dividends on the Series G Depositary Shares are payable quarterly in arrears commencing December 15, 2007 at an initial dividend rate of Three-Month LIBOR plus 1.00%, subject to reset on the one year and fifteenth-month anniversary, and monthly thereafter, from the date of issuance.

The Series G Depositary Shares were issued to Wachovia in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended.  Pursuant to the Purchase Agreement, the Company, at its option, may redeem all or part of the Series G Depositary Shares for $25.00 per depositary share plus accrued and unpaid dividends (the "Redemption Price").  The Redemption Price is subject to adjustment depending on the date of redemption as provided in the Statement of Designation (as defined below).

Wachovia and certain of its affiliates have provided and may in the future provide certain commercial banking, financial advisory and investment banking services in the ordinary course of business for the Company for which they have and would receive customary fees.

Proceeds from the issuance of Series G Depositary Shares will be used to repay borrowings under the Company’s revolving credit facility.

Copies of the Statement of Designation for the Adjustable Rate Series G Cumulative Redeemable Preferred Stock (the "Statement of Designation"), the Deposit Agreement relating to the Series G Depositary Shares and the Purchase Agreement are filed as Exhibits 3.1, 4.1 and 10.1 hereto, respectively, and are incorporated by reference herein.
Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

With respect to the Adjustable Rate Series G Cumulative Preferred Shares, the Statement of Designation was prepared and is effective as of September 24, 2007, and is attached as Exhibit 3.1 hereto and it, along with the contents of Item 3.02, are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1.	Statement of Designation, dated September 24, 2007, with respect to Adjustable Rate Series G Cumulative Redeemable Preferred Shares of Weingarten Realty Investments
4.1	Deposit Agreement, dated September 25, 2007, by and among Weingarten Realty Investments, Mellon Investor Services LLC and holders from time to time of Series G Depositary Receipts
10.1.
Purchase Agreement, dated September 24, 2007, between Weingarten Realty Investors and Wachovia Investment Holdings, LLC relating to the issuance of Adjustable Rate Series G Cumulative Redeemable Preferred Shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 25, 2007

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Vice President/Chief Accounting Officer

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Exhibit Index

3.1.	Statement of Designation, dated September 24, 2007, with respect to Adjustable Rate Series G Cumulative Redeemable Preferred Shares of Weingarten Realty Investments
4.1	Deposit Agreement, dated September 25, 2007, by and among Weingarten Realty Investments, Mellon Investor Services LLC and holders from time to time of Series G Depositary Receipts
10.1.
Purchase Agreement, dated September 24, 2007, between Weingarten Realty Investors and Wachovia Investment Holdings, LLC relating to the issuance of Adjustable Rate Series G Cumulative Redeemable Preferred Shares.

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